                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only
/ / Definitive Additional Materials              (as permitted by Rule
/ / Soliciting Material Pursuant to              14a-6(e)(2))
    Rule 14a-11(c) or Rule 14a-12

                            ALLEGIANT BANCORP, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTIONS APPLIES:

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    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED
PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

------------------------------------------------------------------------------

    (3) Filing Party:

------------------------------------------------------------------------------

    (4) Date Filed:

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

                     [Allegiant Bancorp, Inc. Letterhead]



                                 April 2, 1999



Dear Fellow Shareholders:

      Our Annual Meeting of Shareholders will be held at the Sheraton West Port Inn, 191 West Port Plaza, Maryland Heights, Missouri 63146, at 4:00 p.m., local time, on Thursday, April 29, 1999. The Notice of Annual Meeting of Shareholders, Proxy Statement and proxy that accompany this letter outline fully matters on which action is expected to be taken at the Annual Meeting.

      We cordially invite you to attend the Annual Meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed proxy in the envelope provided so that your shares will be represented. The mailing of an executed proxy will not affect your right to vote in person should you later decide to attend the Annual Meeting.

                              Sincerely,

                              /s/ Kevin R. Farrell

                              KEVIN R. FARRELL
                              Secretary

                            ALLEGIANT BANCORP, INC.
                               2122 KRATKY ROAD
                           ST. LOUIS, MISSOURI 63114
                                 314-692-8200


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD THURSDAY, APRIL 29, 1999

        APPROXIMATE DATE OF MAILING TO SECURITY HOLDERS:  APRIL 2, 1999


Dear Shareholder:

      The Annual Meeting of Shareholders of Allegiant Bancorp, Inc., a Missouri corporation (the "Company"), will be held at the Sheraton West Port Inn, 191 West Port Plaza, Maryland Heights, Missouri 63146, on Thursday, April 29, 1999, at 4:00 p.m. local time, for the following purposes:

      1.    To elect three (3) members of the Board of Directors; and

      2. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

      The Company's Board of Directors has fixed the close of business on March 25, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

      The accompanying Proxy Statement sets forth important information and is deemed incorporated by reference herein.

                              By Order of the Board of Directors,

                              MARVIN S. WOOL
                              Chairman of the Board

April 2, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                            ALLEGIANT BANCORP, INC.
                               2122 KRATKY ROAD
                           ST. LOUIS, MISSOURI 63114
                                 314-692-8200


                                PROXY STATEMENT


                   FOR ANNUAL MEETING OF SHAREHOLDERS TO BE
                       HELD ON THURSDAY, APRIL 29, 1999

                               ------------------

                                    GENERAL

      This Proxy Statement is furnished to the shareholders of Allegiant Bancorp, Inc., a Missouri corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the Sheraton West Port Inn, 191 West Port Plaza, Maryland Heights, Missouri 63146, at 4:00 p.m. local time, on Thursday, April 29, 1999, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

      Your proxy is being solicited by the Board of Directors of the Company (the "Board of Directors"). This proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated proxy with the Secretary of the Company at the principal offices of the Company or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxies that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

      This Proxy Statement, the Notice of Annual Meeting and the accompanying proxy were first mailed to the shareholders of the Company on or about April 2, 1999. The Company will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of the Company also may solicit proxies personally or by telephone or other means, but such persons will not be specially compensated for such services. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and will be reimbursed by the Company for their reasonable expenses incurred in sending proxy materials to beneficial owners.

      Only shareholders of record at the close of business on March 25, 1999 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 6,560,124 shares of Common Stock, $.01 par value (the "Common Stock"), issued and outstanding. The holder of each outstanding share of Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum and as voted for the purposes of determining the base number of shares voted on any proposal. If a broker or other nominee holder indicates on the proxy that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be treated as present at the Annual Meeting for purposes of determining the presence of a quorum and will not be considered as voted for purposes of determining the approval of the shareholders on a particular proposal.

      Cumulative voting is applicable to the election of the Company's directors. In the election of directors, a shareholder is entitled to cast as many votes as shall equal the number of shares he or she owns of Common Stock multiplied by three, the number of directors to be elected at the Annual Meeting. A shareholder may cast all votes for a single candidate or may distribute them among two or more candidates as the shareholder may decide. Each duly executed proxy in the form enclosed will be voted FOR all nominees listed on such proxy, unless otherwise directed in the proxy. If a shareholder gives a proxy in the form enclosed but withholds authority to vote for one or more of the nominees listed on the proxy, the number of votes represented by such shareholder's proxy shall be divided equally, to the extent practicable without creating fractional votes, among the remaining nominees.

                        ITEM I.  ELECTION OF DIRECTORS

      Three individuals will be elected at the Annual Meeting to serve as Class II directors of the Company for a term of three years. The three nominees receiving the greatest number of votes at the Annual Meeting will be elected.

      The persons named as proxies on the accompanying proxy intend to vote all duly executed proxies received by the Board of Directors for the election of Leland B. Curtis, Shaun R. Hayes and John L. Weiss as Class II directors, except as otherwise directed by the shareholder on the proxy. Messrs. Curtis, Hayes and Weiss currently are directors of the Company. If for any reason Mr. Curtis, Hayes or Weiss become unavailable for election, which is not now anticipated, the persons named in the accompanying proxy will vote for such substitute nominee as is designated by the Board of Directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF LELAND B. CURTIS, SHAUN R. HAYES AND JOHN L. WEISS AS CLASS II DIRECTORS.

      The name, age, principal occupation or position and other directorships with respect to Messrs. Curtis, Hayes and Weiss and the other directors whose terms of office will continue after the Annual Meeting is set forth below.

               CLASS II NOMINEES - TO BE ELECTED FOR A TERM OF
                         THREE YEARS EXPIRING IN 2002

      LELAND B. CURTIS, 55, has been a director since 1996. Mr. Curtis is a partner in the law firm of Curtis, Oetting, Heinz, Garrett & Soule, a law firm located in St. Louis, Missouri, for more than the past five years.

      SHAUN R. HAYES, 39, has served as a director and the President of the Company since 1989 and became Chief Executive Officer of the Company in January 1999. Additionally, Mr. Hayes has served as President and Chief Executive Officer of Allegiant Bank since May 1992.

      JOHN L. WEISS, 44, has served as a director of the Company since March 1999 and as a director of the Bank since 1996. Mr. Weiss has been President of Brentwood Volvo, an automobile dealership in St. Louis, Missouri, for more than the past 23 years.

                 CLASS III - TO CONTINUE IN OFFICE UNTIL 2000

      MARVIN S. WOOL, 70, has served as a director of the Company since 1990 and as the Chairman of the Company and Chairman of Allegiant Bank since March 1992. From March 1992 through 1998, Mr. Wool served as Chief Executive
Officer of the Company. For more than the past five years, Mr. Wool has served as the President and Chief Executive Officer of Dash Multi-Corp, Inc., the holding company for subsidiary companies located in Georgia, Mississippi, Missouri, New Jersey and California that are in the chemical, cloth coating and carpet industries.

      LEON A. FELMAN, 64, has been a director of the Company since 1992. For more than the past five years, Mr. Felman has been associated with Sage Systems, Inc., a franchisee of Arby's restaurants in the St. Louis area, and currently serves as its President and Chief Executive Officer.

      C. VIRGINIA KIRKPATRICK, 65, has been a director of the Company since 1990. Ms. Kirkpatrick has been President of CVK Personal Management & Training Specialists, a business consulting and human resource management firm, for more than the past five years.

                  CLASS I - TO CONTINUE IN OFFICE UNTIL 2001

      KEVIN R. FARRELL, 48, has served as a director of the Company since 1989 and as Secretary of the Company since 1994. Mr. Farrell has been President of St. Louis Steel Products, a steel fabricating company, for more than the past five years.

      JACK K. KRAUSE, 67, has been a director of the Company since 1998. Mr. Krause has been the President and Chief Executive Officer of Jenkin-Guerin, Inc., a lubricant manufacturing company, since 1971.

      LEE S. WIELANSKY, 48, has been a director of the Company since 1990 and became Vice Chairman of Allegiant Bank in February 1999. Mr. Wielansky has been the Managing Director-Investments and a member of the Board of Directors of Regency Realty Corporation, a publicly-held real estate investment trust since 1998. Prior to such time, he was the President and Chief Executive Officer of Midland Development Group, a real estate development company, for more than five years.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Certain of the directors and officers of the Company and of Allegiant Bank (the "Bank"), and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Bank, including borrowing and investing in certificates of deposit and repurchase agreements. All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of March 25, 1999, the aggregate outstanding amount of all loans to officers and directors of the Company and to firms and corporations in which they have a 10% or greater beneficial interest was approximately $10,892,906 which represented approximately 22.82% of the Company's consolidated shareholders' equity at that date.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth information regarding the amount of Common Stock beneficially owned, as of March 25, 1999, by each person who is a named executive officer, director or known by the Company to own beneficially more than 5% of the Company's Common Stock, and all directors and executive officers of the Company as a group:

          NAME OF                           NUMBER OF SHARES           PERCENT
      BENEFICIAL OWNER                    BENEFICIALLY OWNED<F1>       OF CLASS
      ----------------                    ----------------------       --------
      Marvin S. Wool                             758,727<F2>            12.13%
      Shaun R. Hayes                             441,250<F3>             7.53
      Leon A. Felman                             538,075<F4>             8.27
      Kevin R. Farrell                           289,435<F5>             4.48
      Lee S. Wielansky                           281,364<F6>             4.99
      C. Virginia Kirkpatrick                    160,850<F7>             2.98
      Leland B. Curtis                            29,532<F8>             <F9>
      Jack K. Krause                             126,940<F10>            2.14
      Sandra L. Friedman                          18,720<F11>            <F9>
      John L. Weiss                                3,994<F12>            <F9>

      All directors and executive
         officers as a group
         (10 persons)                          2,648,887<F13>           42.18%

----------------------

<F1>    Except as otherwise indicated, each individual has sole voting and investment power over the shares listed beside his or her name. The percentage calculations for beneficial ownership are based upon 6,560,124 shares of Common Stock that were issued and outstanding as of March 25, 1999, plus, with respect to each individual and for all directors and executive officers as a group, the number of shares subject to options and warrants that may be acquired upon exercise or conversion within 60 days of March 25, 1999.




                                    -4-

<F2>    Total includes:  76,005 shares held by the Dash Industries Pension
        Plan; 63,636 shares held in trusts for the benefit of Mr. Wool's children; and 42,446 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March 25, 1999. Mr. Wool's address is 2500 Adie Road, Maryland Heights, Missouri 63043.

<F3>    Total includes:  14,953 shares held of record by Mr. Hayes' spouse, as to which shares Mr. Hayes has shared voting and investment power; 50,882 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March 25, 1999; and 6,372 shares issuable upon exercise of warrants. Mr. Hayes' address is 2122 Kratky Road, St. Louis, Missouri 63114.

<F4>    Total includes 4,950 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March 25, 1999. Mr. Felman's address is 8860 Ladue Road, St. Louis, Missouri 63124.

<F5>    Total includes:  178,326 shares held of record by Pentastar Family
        Holdings, Inc.; 51,733 shares held by Mr. Farrell as custodian for his four children; 3,136 shares held by NFSC/FMTC as Trustee for the IRA of Mr. Farrell's spouse; 505 shares held by Everen Clearing Corporation as custodian for Mr. Farrell's family; and 4,950 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March 25, 1999.

<F6>    Total includes:  24,436 shares held by Mr. Wielansky as custodian for his three children; 32,058 shares held jointly with Mr. Wielansky's spouse; 4,297 shares held by Moneta Group for the IRA of Mr. Wielansky's spouse; 46,350 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March 25, 1999; and 2,124 shares issuable upon exercise of warrants.

<F7>    Total includes:  23,049 shares held jointly with Ms. Kirkpatrick's spouse; 14,520 shares held of record by Ms. Kirkpatrick's spouse; 19,422 shares held by Paine Webber as Trustee for the IRA of Ms. Kirkpatrick's spouse; 8,120 shares held jointly with Ms. Kirkpatrick's children; 34,980 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March 25, 1999; and 708 shares issuable upon exercise of warrants.

<F8>    Total includes: 13,530 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March 25, 1999.

<F9>    Less than one percent.

<F10>   Total includes:  7,080 shares issuable upon exercise of warrants; and
        375 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March 25, 1999.

<F11>   Total includes: 1,500 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March 25, 1999.

<F12>   Total includes:  360 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March 25, 1999 and 1,118 shares held of record by Mr. Weiss's spouse.


<F13>   Total includes:  188,392 shares subject to stock options that are presently exercisable or which are exercisable within 60 days of March 25, 1999; and 16,284 shares issuable upon exercise of warrants.


                       BOARD OF DIRECTORS AND COMMITTEES

      During 1998, the Board of Directors of the Company met 13 times, including regularly scheduled and special meetings. During the year all of the directors attended at least 75% of all meetings held by the Board of Directors and all committees upon which they served.

      The Board of Directors has a standing Executive Committee, Audit Committee and Directors' and Executives' Compensation Committee.

      EXECUTIVE COMMITTEE. Marvin S. Wool (Chairperson), Shaun R. Hayes, C. Virginia Kirkpatrick, Kevin R. Farrell and Lee S. Wielansky are members of the Executive Committee. The Executive Committee may exercise all powers of the Board of Directors that may be lawfully delegated when the Board of Directors is not in session. The Executive Committee met eight times during 1998.

      AUDIT COMMITTEE. C. Virginia Kirkpatrick (Chairperson), Jack K. Krause and Leon A. Felman are members of the Audit Committee. The Audit Committee's duties include meeting with the independent auditors, management, internal auditors and credit review personnel to periodically review the work of each and ensure that each is properly discharging its responsibilities. The Audit Committee met eight times during 1998. Effective January 1, 1999, the Audit Committee assumed the duties of the Directors' Responsibility Committee. The Directors' Responsibility Committee met four times during 1998 and was responsible for periodically reviewing transactions between directors and the Company to ensure compliance with various regulatory and other requirements.

      DIRECTORS' AND EXECUTIVES' COMPENSATION COMMITTEE. The members of the Directors' and Executives' Compensation Committee are Leland B. Curtis (Chairperson) and Kevin Farrell. John L. Weiss will become a member of the Committee upon his election at the 1999 Annual Meeting of Shareholders. The Directors' and Executives' Compensation Committee reviews and recommends the salaries and other compensation of all directors and executive officers of the Company. The Directors' and Executives' Compensation Committee met three times during 1998.

                           COMPENSATION OF DIRECTORS

      Directors are paid $2,000 per board meeting attended. Directors serving on the Audit Committee are paid $250 per year, directors serving on the Executive Committee receive $1,000 per year, directors serving on the Directors' and Executives' Compensation Committee are not paid compensation for serving on such committee and directors serving on the Bank's Loan Committee receive $2,500 per year. Pursuant to the Allegiant Bancorp, Inc. 1996 Directors' Stock Option Plan (the "Directors' Stock Option Plan"), directors receive options to purchase 3,000 shares of Common Stock on the day after the Annual Meeting each year a director remains on the Board of Directors. Directors who also are either the Chief Executive Officer and/or President of the Company receive a minimum of 5,000 options per year. Options granted under the Directors' Stock Option Plan have a term of five years.

      In fiscal year 1998, each of the directors of the Company participated in the Allegiant Bancorp, Inc. Fee Conversion Plan for Directors and Committee Members (the "Directors Plan"). The Directors Plan provides for the conversion of directors' fees into shares of Common Stock. Under the Directors Plan, the fees each director earns during a quarter are credited to an account established for such director. As of the date of each quarterly board meeting, the Company determines the number of shares such director is entitled to receive, based on the amount of fees credited to the account and the closing price of the Company's Common Stock as of such date. In fiscal year 1999, shares of Common Stock will be purchased for directors by contributing their fees to the Allegiant Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan.

          REPORT OF DIRECTORS' AND EXECUTIVES' COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

      The Directors' and Executives' Compensation Committee of the Board of Directors of the Company (the "Committee") has issued the following report for the year ended December 31, 1998.

COMPENSATION PHILOSOPHY

      The Committee approves the policies for and structure and amount of compensation of the senior officers of the Company (the "Executive Officers"), including the Chief Executive Officer and Chief Financial Officer. The Committee's goal is to establish compensation programs that will attract and retain highly qualified executives and provide an incentive to such executives to focus their efforts on the Company's long-term strategic goals by aligning their financial interests closely with long-term shareholder interests. The Committee is composed entirely of independent directors.

      A significant component of the Company's Executive Officer compensation program is cash remuneration in the form of base salaries and annual discretionary bonuses. Bonuses are determined based upon the performance of the Company and the individual executive during the fiscal year. In evaluating performance, financial, non-financial and long-term strategic objectives are considered. Base salaries generally represent a large portion of the Executive Officers' total cash compensation and are average relative to comparably sized bank holding companies. Bonuses make up a smaller portion of the Executive Officers' total cash compensation. The Committee believes that basing a portion of an Executive Officer's compensation on both individual and Bank performance motivates the executive to perform at the highest possible level.

      As a central component of the Company's Executive Officer compensation program, the Committee annually awards Executive Officers options to acquire shares of Common Stock. The Committee believes that stock options provide a highly efficient form of compensation from both a cost and an accounting perspective, and that such awards provide an incentive to achieve the Company's longer-term strategic goals by aligning the long-term financial interests of the Executive Officers with those of the Company's shareholders. The Committee also believes that significant levels of stock ownership and ownership potential will assist the Company in retaining the services of the Executive Officers.

DETERMINATION OF 1998 EXECUTIVE OFFICER COMPENSATION

      The Committee met three times to determine annual bonuses and long-term incentive compensation for the Executive Officers for 1998. In preparation for these meetings, the Committee reviewed the overall profitability, growth and financial performance of the Company, its subsidiaries and their various business lines. In determining each Executive Officer's bonus, the Committee considered factors it had identified to measure profitability and growth.

      The Committee compared the Company's financial performance during 1998 against the objectives set by management and the Board of Directors at the beginning of the year. Based on this information, the Committee determined a compensation range that it believed fairly reflected the Company's overall and relative financial performance and was reasonably competitive with other comparable companies in the commercial banking industry. The Committee then reviewed the specific non-financial objectives established for each Executive Officer by the Board of Directors at the beginning of the year and evaluated each Executive Officer's performance with respect to such objectives.

      Mr. Wool became Chief Executive Officer of the Company and the Bank in 1992. Effective January 1, 1999, Mr. Wool resigned from the position of Chief Executive Officer. Mr. Wool will continue as a director of the Company and as Chairman of the Board of both the Company and the Bank. In 1998, Mr. Wool received a salary of $90,000, and a bonus of $10,000 and options to purchase 8,249 shares of Common Stock pursuant to the Directors' Stock Option Plan.

      Mr. Hayes became President of the Company in 1989 and President and Chief Executive Officer of the Bank in 1992. Mr. Hayes became Chief Executive Officer of the Company upon Mr. Wool's resignation from the Company of that office. For 1998, Mr. Hayes received a salary of $250,000, and a bonus of $30,000 and options to purchase 8,249 shares pursuant to the Directors' Stock Option Plan.

OTHER SENIOR OFFICER COMPENSATION

      After consideration of some of the above financial and non-financial performance factors, the Committee, in its discretion, determined the amount of Ms. Friedman's annual bonus. Ms. Friedman's base salary was $150,000 in fiscal 1998. Ms. Friedman received a bonus of $37,500 and was granted options to purchase 7,500 shares in fiscal 1998.

CONCLUSION

      Through the program described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance, earnings per share and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to individual and corporate performance and returns to shareholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.


                              The Members of the Directors' and Executives' Compensation Committee

                              Leland B. Curtis, Chairperson
                              Lee S. Wielansky
April 2, 1999

                      COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth the compensation of the Company's former Chief Executive Officer, the Company's current Chief Executive Officer and President and each other executive officer whose aggregate salary and bonus exceeded $100,000 during 1998.

                                                    SUMMARY COMPENSATION TABLE
                                                                                    LONG-TERM COMPENSATION
                                                                             ----------------------------------
                                                  ANNUAL COMPENSATION                     SECURITIES
                                            --------------------------------  RESTRICTED  UNDERLYING
                                                               OTHER ANNUAL     STOCK      OPTIONS/      LTIP       ALL OTHER
                                             SALARY   BONUS    COMPENSATION     AWARDS       SARs       PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR    ($)      ($)         ($)           ($)         (#)          ($)          ($)
---------------------------           ----  -------  -------  -------------- ------------ -----------  ---------  --------------
Marvin S. Wool                        1998 $ 92,885  $10,000    $23,292<F1>       --         8,249    $     --          --
     Chairman and former Chief        1997   66,962   20,000     16,650<F1>       --         9,448          --          --
     Executive Officer of the         1996   39,039   13,500      9,800<F1>       --        24,749          --          --
     Company and Chairman of
     Allegiant Bank

Shaun R. Hayes                        1998  258,654   30,000           <F2>       --         8,249     365,110<F3>      --
     President and Chief Executive    1997  202,493   20,000           <F2>       --         9,448          --          --
     Officer of each of the Company   1996  175,394   13,500           <F2>       --        24,749          --          --
     and Allegiant Bank

Sandra L. Friedman                    1998  148,612   37,500         --           --         7,500          --          --
     Senior Vice President and        1997       --       --         --           --            --          --          --
     Chief Financial Officer of       1996       --       --         --           --            --          --          --
     the Company and Executive
     Vice President of Allegiant
     Bank <F4>

-----------------------------

<F1>  Amounts reported consist only of directors' fees.

<F2>  The aggregate amounts of other annual compensation do not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for that fiscal year.

<F3>  Pursuant to the Company's Phantom Stock Plan, Mr. Hayes was paid a cash award based upon the increase in the book value of the Common Stock from December 31, 1994 to December 31, 1998.

<F4>  Ms. Friedman joined the Company in January 1998 and became an executive officer of the Company at that time.


                        OPTION/SAR GRANTS IN LAST YEAR

      The following table sets forth information concerning stock option grants made in 1998 to the individuals named in the Summary Compensation Table. No SARs were granted to the named individuals in 1998.

                                                  INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                           -----------------------------------------------------------              VALUE AT
                            NUMBER OF                                                            ASSUMED ANNUAL
                            SECURITIES     PERCENT OF TOTAL                                  RATES OF STOCK PRICE
                            UNDERLYING       OPTIONS/SARS                                      APPRECIATION FOR
                           OPTIONS/SARS       GRANTED TO    EXERCISE OR                           OPTION TERM
                             GRANTED         EMPLOYEES IN    BASE PRICE     EXPIRATION       ---------------------
       NAME                    (#)           FISCAL YEAR     <F1>($/SH)      DATE<F2>         5%($)        10%($)
       ----                  -------         -----------     ----------     ----------       -------      --------
Marvin S. Wool<F3><F4>         8,249             8.60%          16.50       May 28, 2003     21,812        63,168
Shaun R. Hayes<F3><F4>         8,249             8.60           16.50       May 28, 2003     21,812        63,168
Sandra L. Friedman<F5><F6>     7,500             7.81           12.60    January 5, 2003     15,196        43,923

-----------------------

<F1>  The exercise price may be paid in cash or, at the discretion of the
      Committee, by shares of Common Stock already owned or to be issued pursuant to the exercise, valued at fair market value on the date of exercise, or a combination of cash and Common Stock.

<F2>  The options terminate on the earlier of five years after the date of grant; twelve months from termination for disability; three months from termination of employment for reasons other than retirement, disability or death; or immediately on termination for cause.

<F3>  The entire option grant became immediately exercisable on the date of grant. These options were granted to the recipient pursuant to the Directors' Stock Option Plan.

<F4>  The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect the views of the Company as to the likely trend in the Common Stock price. The effect of 5% and 10% rates of appreciation on Common Stock held for five years is demonstrated by the following: a share of Common Stock purchased on May 28, 1998 at a price per share of $15.00 and held until May 28, 2003 would have a value of $19.14 at a 5% rate of appreciation, and a value of $24.16 at a 10% rate of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected herein will be achieved. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.

<F5>  Each option became exercisable with respect to 20% on the date of grant and will become exercisable with respect to 20% of the total number of shares subject to the option on each anniversary date of the grant.

<F6>  The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect the views of the Company as to the likely trend in the Common Stock price. The effect of 5% and 10% rates of appreciation on Common Stock held for five years is demonstrated by the following: a share of Common Stock purchased on January 23, 1998 at a price per share of $11.46 and held until January 5, 2003 would have a value of $14.63 at a 5% rate of appreciation, and a value of $18.46 at a 10% rate of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected herein will be achieved. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.


      The following presents certain information concerning stock option exercises in the year ended December 31, 1998, and options remaining unexercised at December 31, 1998 by the individuals named in the summary compensation table.


                 AGGREGATED OPTION/SAR EXERCISES IN LAST YEAR AND YEAR-END OPTION/SAR VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                              SHARES                              OPTIONS/SARs AT        IN-THE-MONEY OPTIONS/SARs
                           ACQUIRED ON                          FISCAL YEAR-END (#)      AT FISCAL YEAR-END<F1>($)
                             EXERCISE       VALUE REALIZED  -------------------------    --------------------------
     NAME                      (#)               ($)        EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
     ----                   ---------         ----------    -----------  -------------   -----------  -------------
Marvin S. Wool                84,700           923,391        42,446            --         25,088            --
Shaun R. Hayes               100,325           832,669        50,882            --         81,794            --
Sandra L. Friedman                --                --         1,500         6,000             --            --

----------------------

<F1>    Based on the Common Stock closing price on December 31, 1998 of $9.48.


  COMPARISON OF FOUR-YEAR CUMULATIVE TOTAL RETURN AMONG ALLEGIANT BANCORP,
        INC., NASDAQ AND SNL $500M - $1B BANK ASSET-SIZE INDICES

      The following graph compares quarterly cumulative shareholder returns over the period from 9/29/95 (the date the Company began trading on the NASDAQ) through 12/31/98 (including reinvestment of dividends) on an indexed basis with the Nasdaq index and the SNL $500M-$1B Bank Asset Size index:




                                   [ GRAPH ]

------------------------------------------------------------------------------------------------------------------
                                        SEPTEMBER 29,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                            1995            1995           1996           1997           1998
------------------------------------------------------------------------------------------------------------------
Allegiant Bancorp, Inc.                     100            139.18         157.59         218.75         185.41
------------------------------------------------------------------------------------------------------------------
NASDAQ - Total US                           100            101.22         124.47         152.70         214.65
------------------------------------------------------------------------------------------------------------------
SNL $500M-$1B Bank Asset-Size Index         100            108.10         135.14         219.67         215.99
------------------------------------------------------------------------------------------------------------------

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of the Company's outstanding stock ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the Company's knowledge, based solely on its review of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with during the year ended December 31, 1998.

                        INDEPENDENT PUBLIC ACCOUNTANTS

      Ernst & Young LLP ("E&Y") served as the Company's independent public accountants for 1998 and has been selected by the Board of Directors to continue in such capacity during 1999. Representatives of E&Y are expected to be present at the Annual Meeting to respond to appropriate questions from shareholders, and such representatives will have the opportunity to make statements if they so desire.

      On May 29, 1998, the Board of Directors, upon recommendation of its Audit Committee, engaged E&Y as the Company's independent auditors for the year ended December 31, 1998. The Board of Directors of the Company retained E&Y based upon the Board's determination that the Company would benefit from E&Y's local expertise in financial institutions and in matters involving the Securities and Exchange Commission.

      The engagement of E&Y arose from the Company's policy of requesting proposals for audit services every three years. In each of 1992, 1995 and 1998, the Board of Directors of the Company solicited proposals from selected auditing firms to audit the Company's financial statements. BDO Seidman, LLP ("BDO") served as the Company's independent auditors for the six-year period ended December 31, 1997 and another Big 5 accounting firm served as the Company's independent auditors for the three-year period ended December 31, 1991.

      The BDO audit reports on the consolidated financial statements of the Company as of and for the two years ended December 31, 1997 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two-year period ended December 31, 1997 and through the period ended May 29, 1998, there was no disagreement between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of BDO, would have caused it to make references to the subject matter of such disagreement in connection with its report.

      As the Company previously reported in its Annual Report on Form 10-KSB for the year ended December 31, 1997, operating losses increased $794,000 in 1997 compared to the prior year. During the latter part of 1997, several events occurred which culminated in increased levels of operating losses. In September 1997, the Company acquired two branch offices. These branches were integrated into the Company's existing computer and operating systems during September 1997. Substantial difficulties were encountered in this integration process because of the different operating policies and procedures between the organizations and because of the large increase in transactional volumes. Shortly after integrating these branches, the Company upgraded its computer systems to an entirely new operating system designed to handle the substantially increased size and volumes resulting from the branches, as well as provide capacity for future growth. The computer systems conversions compounded the integration process due to conversion anomalies and the subsequent differences in the computer operating systems. Because of these events, the Company experienced impediments reconciling accounts and researching and clearing reconciling items. The differences that resulted totaled $752,000, which was charged to operating losses in the fourth quarter of 1997. The Company believes that these losses were not systemic and were non-recurring.

      Over the past few years, the Company has experienced substantial growth which has strained its management, administrative and operating resources and financial control systems. The Company has added various key officers, including Sandra L. Friedman, as Senior Vice President and Chief Financial Officer and David Maher as Vice President and Controller. Ms. Friedman, who joined the Company in January 1998, has 20 years experience in banking and accounting and Mr. Maher, who joined the Company in January 1998, has more than 15 years experience in banking and accounting. Following the audit of the Company's financial statements as of and for the two years in the period ended December 31, 1997, on which, as previously discussed, BDO issued an unqualified audit opinion, the Company received a management letter from BDO. The management letter identified certain material weaknesses in the design and operation of the Company's internal controls, which the accountants indicated adversely affected the Company's ability to record, process, summarize and report financial data. In response to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 1998, BDO stated that "we make no representation that the material weaknesses uncovered during our audit procedures or that the system of internal controls have been improved." The Company believes that it has implemented steps to correct the deficiencies noted, including the hiring of Ms. Friedman and Mr. Maher in senior management with substantial experience in banking, accounting and auditing.

      The Company has authorized BDO to fully respond to any inquires of E&Y concerning its audit. During the two years ended December 31, 1997 and through the date of the appointment, E&Y did not provide any consultations to the Company regarding the application of accounting principles to specific transactions and the type opinion that they may have rendered on the financial statements. E&Y, however, was engaged as a consultant by the Company in connection with the organization by a subsidiary of the Company of a real estate investment trust.

                           PROPOSALS OF SHAREHOLDERS

      Under applicable regulations of the Securities and Exchange Commission, all proposals of shareholders to be considered for inclusion in the proxy statement for the 2000 Annual Meeting of Shareholders must be received at the offices of the Company, c/o Secretary, 2122 Kratky Road, St. Louis, Missouri 63114 by not later than December 1, 1999. The Company's By-Laws provide that shareholder proposals, including nominations of directors, that do not appear in the proxy statement may be considered at a meeting of shareholders only if written notice of the proposal is received by the Company's Secretary not less than 60 days and not more than 90 days prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be delivered not earlier than the 10th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Under the By-laws of the Company, the date by which written notice of a proposal must be received by the Company to be considered at the 2000 Annual Meeting of Shareholders is February 28, 2000.

      Any written notice of a shareholder proposal must include the following information: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended
(including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner, and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

                             DISCRETIONARY VOTING

      At the 2000 Annual Meeting of Shareholders, the individuals named in the proxy relating to such meeting will exercise discretionary authority to vote on any matter brought before the meeting with respect to which the Company was provided with notice after December 1, 1999, and before February 28, 2000. In addition, the Company will include in the proxy statement advice on the nature of the matter and how the individuals named in the proxy relating to such meeting intend to exercise their discretion to vote on each mater. Notwithstanding the above, the individuals named in the proxy relating to such meeting shall not exercise discretionary authority over a matter if: (i) the Company receives notice of such matter by February 28, 2000; (ii) by February 28, 2000, the proponent of such matter (the "Proponent") provides the Company with a written statement that the Proponent intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company's voting shares required under Missouri law to carry the proposal; (iii) the Proponent includes the same statement in its proxy materials filed under Rule 14a-6 of the Securities Exchange Act of 1934, as amended; and (iv) immediately after soliciting the percentage of shareholders required to carry the proposal, the Proponent provides the Company with a statement from any solicitor or other person with knowledge that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company's voting shares required under Missouri law to carry the proposal.

                                 ANNUAL REPORT

      The Annual Report of the Company for the year ended December 31, 1998 has been mailed simultaneously to the shareholders of the Company.

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS) MAY BE OBTAINED BY ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO MS. CHRISTY SIBURT, VICE PRESIDENT - INVESTOR RELATIONS, ALLEGIANT BANCORP, INC., 2122 KRATKY ROAD, ST. LOUIS, MISSOURI 63114, 314-692-8200.

                                 OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy to vote the shares represented thereby in accordance with their judgment as to the best interest of the Company on such matters.

                              By Order of the Board of Directors,

                              MARVIN S. WOOL
                              Chairman
April 2, 1999

                            ALLEGIANT BANCORP, INC.
                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 22, 1999

      The undersigned hereby appoints Shaun R. Hayes and Kevin R. Farrell, and each of them, with or without the other, proxies, with full power of substitution to vote as designated below, all shares of common stock, $0.01 par value, of Allegiant Bancorp, Inc. (the "Company") that the undersigned signatory hereof is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Sheraton Westport Inn, 191 Westport Plaza, Maryland Heights, Missouri 63146, on Thursday, April 29, 1999, at 4:00 p.m., and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1.    ELECTION OF DIRECTORS

      / /  FOR all nominees listed below              / /   WITHHOLD AUTHORITY
           (except as marked to the contrary below)         (to vote for all
                                                            nominees listed
                                                            below)

      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW. FAILURE TO FOLLOW THIS PROCEDURE TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WILL RESULT IN THE GRANTING OF AUTHORITY TO VOTE FOR THE ELECTION OF SUCH NOMINEE.)

      CLASS II (three-year term)

            Leland B. Curtis         Shaun R. Hayes        John L. Weiss

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting of adjournments thereof.


THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF MESSRS. CURTIS, HAYES AND WEISS.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF LELAND B. CURTIS, SHAUN R. HAYES AND JOHN L. WEISS AS DIRECTORS AS SET FORTH IN ITEM NO. 1 ABOVE.

DATED:                              , 1999
       -----------------------------


                      ---------------------------------------------------------
                                             Signature


                      ---------------------------------------------------------
                                    Signature, if held jointly
                      Please sign exactly as name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.






PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                 Appendix

    Page 12 of the printed proxy contains a Comparison of Cumulative Total Returns Graph. The information contained in the graph has been presented in a format that may be processed by the EDGAR system.